Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2022, relating to the financial statements of Portillo’s Inc., appearing in the Annual Report on Form 10-K of Portillo’s Inc. for the fiscal year ended December 26, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 8, 2022

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